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                                                                  EXHIBIT 23.02

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Rational Software Corporation

  We consent to incorporation by reference in the registrations statements (Nos.33-77382, 33-85906, 33-97044, 333-15007, 333-15015, 333-21563, 333-22687,
333-25815, 333-31505, 333-32991, 333-39455, 333-39569, 333-45393, 333-52017,
333-60579 and 333-70989) on form S-8 of Rational Software Corporation of our report dated January 21, 1997, except as to Note 2, which is as of January 31, 1997, relating to the consolidated statements of operations, stockholders' equity, and cash flows of Pure Atria Corporation and subsidiaries for the year ended December 31, 1996 which, report appears in the March 31, 1996, annual report on Form 10-K of Rational Software Corporation.

                                          /s/ KPMG LLP

Mountain View, California
June 24, 1999